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                                                                  EXHIBIT (a)(4)


                          Offer to Purchase for Cash
               Up to a Total of 1,200,000 Shares of Common Stock
                                      of
                                  Cucos Inc.
                                      by
                   Jacksonville Restaurant Acquisition Corp.

  The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on Friday, August 11, 2000, unless the Offer is extended.

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase dated July 14, 2000 (the "Offer to Purchase") and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Jacksonville Restaurant Acquisition Corp., a Delaware corporation (the "Purchaser"), to purchase up to a total of 1,200,000 of the outstanding shares of common stock, no par value per share (the "Shares"), of Cucos Inc., a Louisiana corporation (the "Company"), at a purchase price of $1 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

     We are the holder of record of Shares for your account. A tender of these Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Please note the following:

     1. The offer price is $1 per Share, net to you in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

     2. The Offer is being made for up to 1,200,000 Shares. If more than 1,200,000 Shares are tendered, Purchaser will purchase up to 1,200,000 of the tendered Shares on a pro rata basis based on the number of Shares tendered by each tendering shareholder.

     3. The board of directors of the Company has determined that the Offer is fair to the Company's shareholders and that all shareholders should have the opportunity to take advantage of the Offer.

     4. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., Eastern Time, on Friday, August 11, 2000 (the "Expiration Date") unless the Offer is extended.
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     5.   Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     6. The Offer is conditioned upon there being validly tendered in accordance with the terms of the Offer and not withdrawn on or before the Expiration Date at least 1,200,000 Shares. The Offer is also subject to the satisfaction of certain other terms and conditions. See
          Section 15--"Conditions of the Offer" in the Offer to Purchase.

     7. Payment for Shares purchased under the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates are actually received by the Depositary.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser shall make a good faith effort to comply with such state statute or seek to have the such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form enclosed with this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf before the expiration of the Offer.
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                       Instructions with Respect to the
                          Offer to Purchase for Cash
     Up to a Total of 1,200,000 of the Outstanding Shares of Common Stock
                                      of
                                  Cucos Inc.
                                      by
                   Jacksonville Restaurant Acquisition Corp.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated July 14, 2000 and the related Letter of Transmittal of Jacksonville Restaurant Acquisition Corp., a Delaware corporation, to purchase up to a total of 1,200,000 of the outstanding shares of common stock, no par value per share (the "Shares"), of Cucos Inc., a Louisiana corporation, at a purchase price of $1 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to Be Tendered:* _____
Account No.: ____________________________
Dated: ___________________________ , 2000

                                                         SIGN HERE
                                         _______________________________________
                                         _______________________________________
                                                        Signature(s)
                                         _______________________________________
                                         _______________________________________
                                         _______________________________________
                                         _______________________________________
                                              Print Name(s) and Address(es)
                                         _______________________________________
                                         _______________________________________
                                         _______________________________________
                                             Area Code and Telephone Number(s)
                                         _______________________________________
                                            Taxpayer Identification or Social
                                                  Security Number(s)
*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.